SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           Date of Report: May 1, 2003
                        (Date of Earliest Event Reported)

                       JOHN HANCOCK LIFE INSURANCE COMPANY
               (Exact name of registrant as specified in charter)

                        Commission File Number: 333-45862

         MASSACHUSETTS                                   04-1414660
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                               John Hancock Place
                           Boston, Massachusetts 02117
                    (Address of principal executive offices)

                                 (617) 572-6000
                         (Registrant's telephone number,
                              including area code)

ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE


         On May 1, 2003, John Hancock Financial Services, Inc., a Delaware corporation, issued a press release, a copy of which is attached hereto as
Exhibit 99 and is incorporated herein by reference. John Hancock Life Insurance Company, is a direct, wholly-owned subsidiary of John Hancock Financial Services, Inc.



ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  Exhibit No.       Item
                  -----------       ----

                  99 Press Release of John Hancock Financial Services, Inc., dated May 1, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       JOHN HANCOCK LIFE INSURANCE COMPANY



Date:     May 1, 2003                  By:   /s/ Thomas E. Moloney
                                             -----------------------------------
                                             Thomas E. Moloney
                                             Senior Executive Vice President and
                                             Chief Financial Officer

                                                                     Exhibit  99

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                                                     [LOGO]     John Hancock
                                                              FINANCIAL SERVICES

News

          John Hancock Financial Services Reports Financial Results for
                               First Quarter 2003

o Net income: $0.88 per share diluted vs. $0.49 per share diluted in the year-ago quarter
o Consolidated net operating income*: $0.74 per share diluted vs. $0.68 per share diluted in the year-ago quarter

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      ---------------------------------------------------------------------------------------------------
      Earnings summary
      (Table 1)                                     1st Quarter 2003      1st Quarter 2002      % Change
      ---------------------------------------------------------------------------------------------------

      Net income                                      $253.2 million        $146.5 million         72.8%

      Net income
      per share diluted                                        $0.88                 $0.49         79.6%

      Consolidated net operating income*              $214.1 million        $202.8 million          5.6%

      Consolidated net operating income*
      per share diluted                                        $0.74                 $0.68          8.8%

      Weighted-average shares
      outstanding diluted                             288.30 million        300.00 million        (3.9%)
      ---------------------------------------------------------------------------------------------------

     BOSTON (May 1, 2003) - John Hancock Financial Services, Inc. (NYSE: JHF) today reported net income of $253.2 million for the first quarter of 2003, or $0.88 per share diluted, compared with $146.5 million, or $0.49 per share diluted, in the first quarter of 2002.

     Net income for the quarter included net realized investment and other gains of $39.1 million after-tax, including a pre-tax gain of $233.8 million from the previously announced sale of the company's home office real estate. Net income in the year-ago quarter included net realized investment and other losses of $52.7 million after-tax.

     Gross realized losses on impairments and disposal of investments -- including bonds, equities, mortgages and other invested assets -- in the 2003 quarter were $293.4 million, excluding hedging adjustments. These were more than offset by the gain on the sale of the home office buildings and gains of $102.4 million on the disposal of other securities. This compares with gross losses of $310.9 million from impairments and disposals and gains of $196.0 million on disposals in the fourth quarter of 2002.

-------------------------------

          * JHF  management  uses net  operating  income to  evaluate  financial performance  of  its  business  segments  and  as a  basis  for  management incentives.  The company believes the combined  presentation and evaluation of  operating  income  along  with  net  income  under  generally  accepted
     accounting   principles  (GAAP)  provides   information  that  may  enhance
     investors'  understanding of the company's  underlying  profitability  from operations.  Net operating  income  differs from GAAP net income because it excludes  net  realized  investment  and other gains and losses and certain other  items  that  management  believes  are  not  indicative  of  ongoing operating  trends.  Net operating  income is a measure commonly used in the life  insurance  industry  and by security  analysts in the  evaluation  of company  performance.  See Table 2 for a  reconciliation  of net  operating income to GAAP net income.



                                       1



     Pre-tax  impairments in the first quarter included $54.2 million related to power  investments,  $40.6 million  related to agricultural  investments,  $36.2 million  related to  airline  equipment  trust  certificates  and $11.6  million related to oil & gas investments.

     The company's gross unrealized losses (excluding hedging adjustments) were about $900 million as of quarter-end, compared with $1.2 billion at December 31, 2002. The unrealized loss related to bonds trading at less than 80% of amortized costs for six months or longer was about $300 million in the current quarter.

     Consolidated  net operating income was $214.1 million in the quarter versus
$202.8 million a year earlier, driven by strong growth in spread-based institutional products, retail fixed annuities, Maritime Life operations and the non-traditional life and long-term care lines in the Protection segment.
Partially offsetting this growth were declines in earnings for traditional life, variable annuities and the Corporate & Other segment. Per-share net operating income increased 8.8% to $0.74 diluted from $0.68 diluted.

     "John  Hancock's  solid  operating  performance  reflects  the value of our diversified  products and a distribution system that is committed to meeting the
varied  and  changing   financial  needs  of  our  customers,"   said  David  F.
D'Alessandro,  chairman and chief executive officer.  "The business  environment remains  challenging,  especially  as it  pertains to our credit  outlook.  With prudent  expense and capital  management,  we expect to stay on course for 7-11%
growth in operating  earnings  per share.  However,  we have revised  upward our estimate of gross  losses from asset  impairments  and sales,  although we still expect to increase book value in line with expected earnings growth."

The following table reconciles net income with consolidated net operating income:

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          --------------------------------------------------------------------------------------------------------
          Net income reconciliation
           (Table 2)                                             1st Quarter 2003           1st Quarter 2002
          --------------------------------------------------------------------------------------------------------
          (millions)

          Consolidated net operating income                                $214.1                     $202.8


             Net realized investment and other
             gains (losses)                                                 $39.1                    ($52.7)

             Severance/other                                                   --                     ($3.6)
                                                                               --                     ------

                Total non-operating items                                   $39.1                    ($56.3)


          Net income                                                       $253.2                     $146.5

          --------------------------------------------------------------------------------------------------------


                                       2



2003 Financial Outlook

     The company's  guidance for 2003 net  operating  income per share growth of
7-11% is based on continued  business  growth,  an  expectation of equity market appreciation averaging 2% per quarter in the year, improving economic conditions and  strengthening  consumer  confidence  in the  second  half of the year.  The company revised its credit outlook  estimates for total pre-tax gross investment losses to between  $650  million  and $750  million,  excluding  FAS 133 hedging adjustments. In 2002, total pre-tax gross investment losses were $876.5 million, excluding  hedging  adjustments.  The company expects to generate gross gains in
2003 that will largely offset potential gross losses,  including the gain on the sale of the home  office  as well as  potential  gains on the sales of bonds and equity securities, prepayment gains and potential recoveries on impaired assets.
Due to the  unpredictability  of the timing and recognition of gains and losses, especially items such as prepayment gains,  hedging  adjustments and recoveries, as well as the  unpredictable  nature of certain other unusual or  non-recurring items  that  management  believes  are not  indicative  of  ongoing  operational
performance,   guidance  on  GAAP  net  income  cannot   readily  be  estimated.
Accordingly,  the company is unable to provide  guidance  with  respect to, or a reconciliation of guidance on net operating income per share to GAAP net income.

     "We are very  disappointed  that the weakness in the economy  appears to be
lingering   even  with  the  Iraqi  war  situation   largely   resolved,"   said
D'Alessandro.  "Our core  businesses are strong and, with the gain from the sale of the home office  properties,  embedded  gains in our portfolios and potential recoveries  on  impaired  securities,  we expect to fully  maintain  our  strong capital position."

Business Segment Highlights

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Protection Segment
--------------------------------------------------------------------------------------------------------------------------------
Net operating income                  Q1        Q1             %
pre-tax (millions)                  2003      2002        Change  Comment
--------------------------------------------------------------------------------------------------------------------------------

Total Protection                  $115.0    $110.0          4.5%  Gains in non-traditional life and long-term care were
----------------                                                  partially offset by a decline in traditional life.

Traditional life                   $37.5     $43.9       (14.6%)  Decline due primarily to lower net investment income and slightly unfavorable mortality.

Non-traditional life               $44.7     $40.7          9.8%  Favorable mortality and higher investment income on growing universal life  book were partially offset by negative
                                                                  impact of poor separate account performance on fees and DAC amortization.

Long-term care                     $30.0     $26.0         15.4%  Growth in the business, interest on higher reserves and expense management were partially offset by continued low
                                                                  lapse rates and higher DAC amortization.

Federal long-term care              $2.3     --              N/M  Fee income received for JHF share of the business in the new federal long-term care joint venture with MetLife.
--------------------------------------------------------------------------------------------------------------------------------

Sales (millions) *

Core life (excludes bank-          $34.2     $50.3       (32.0%)  Strong growth in universal life sales, up 129%, were offset
and corporate-owned                                               by lower variable life sales, down 71%.
(COLI/BOLI))

Total life                         $46.9     $82.2       (42.9%)  Decline driven by 60% decrease in COLI/BOLI sales.
(includes COLI/BOLI )

Long-term care                     $51.6     $35.0         47.4%  Growth driven by strong sales of new retail LTC product introduced mid-2002 and new distribution relationships.
--------------------------------------------------------------------------------------------------------------------------------
*Sales are presented as defined by the Life Insurance Marketing Research Association (LIMRA) and represent the amount of new business sold during the period.



                                       3

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Asset Gathering Segment
---------------------------------------------------------------------------------------------------------------------------------
Net operating income                 Q1        Q1            %
pre-tax (millions)                 2003      2002       Change  Comment
---------------------------------------------------------------------------------------------------------------------------------

Total Asset Gathering             $58.3     $58.5       (0.0%)  Strong growth in fixed annuity earnings offset lower fee income
---------------------                                           in the variable annuity and mutual fund lines.

Fixed annuities                   $38.4     $24.9        54.2%  Earnings growth driven by a 35% increase in average account balances, and net investment spreads of 205 basis points (bps)
                                                                vs. 200 bps in the prior year.

Variable annuities                 $0.1      $9.3      (98.9%)  Market depreciation drove a 17% decline in average account balances, reducing fee income and increasing DAC amortization.

Mutual funds                      $14.5     $19.7      (26.4%)  Market depreciation drove a 12% decline in average AUM, reducing fee income, partially offset by a 17% decrease in operating expenses.
---------------------------------------------------------------------------------------------------------------------------------

Sales (millions)

Fixed annuity                    $976.4    $761.3        28.3%  Higher sales over the 2002 quarter were driven by growth in both the Signator and bank channels.

Variable annuity                  $95.8    $158.3      (39.5%)  Variable annuity sales continued to suffer from low demand for equity-based products.

Mutual funds                     $926.9    $817.9        13.3%  Growth driven by $300 million in sales from a new closed-end preferred income fund, partially offset by a decline in retail mutual fund sales.
---------------------------------------------------------------------------------------------------------------------------------

Average account
balances (billions)

Fixed annuity                     $9.21     $6.83        34.8%  Asset growth was driven by continued strong sales and lower lapse rates.

Variable annuity                  $5.21     $6.28      (17.0%)  Decline was driven by market depreciation of $836 million since year-ago quarter, and higher lapse rates.

Mutual funds                     $25.70    $29.03      (11.5%)  AUM decline driven by market depreciation of $3.6 billion since year-ago quarter, partially offset by net sales of $870
                                                                million.

---------------------------------------------------------------------------------------------------------------------------------



                                       4

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Guaranteed & Structured Financial Products Segment
--------------------------------------------------------------------------------------------------------------------------------
Net operating
income pre-tax                    Q1           Q1            %
(millions)                      2003         2002       Change  Comment
--------------------------------------------------------------------------------------------------------------------------------

Total GSFP                    $124.9       $100.2        24.7%  Solid growth in spread-based earnings was partially offset by
----------                                                      the lower fee-based pension results.


Spread-based                  $118.2        $91.6        29.0%  Growth was driven by unusually high investment margin of 174 bps due primarily to increased investments in high quality leveraged lease transactions versus 156 bps last year, as well as by a 9% increase in average assets.

Fee-based                       $6.7         $8.6      (22.1%)  Decline due primarily to increased operating expenses.
--------------------------------------------------------------------------------------------------------------------------------

Spread-based
sales (millions)

Guaranteed investment          $35.5       $390.5      (90.9%)  Decline reflected sharply lower demand for traditional GICs
contracts (GICs)                                                and increased market competition.

Funding                       $831.5     $1,119.7      (25.7)%  Decline reflects less attractive pricing for certain
agreements                                                      maturities that resulted in lower total sales overall.

Group annuities                $32.2        $42.6      (24.4%)  Lower demand for group annuities and increased market competition resulted in lower sales.

SignatureNotes                $211.9           --          N/M  Continued strong sales on product introduced late in 2002.

--------------------------------------------------------------------------------------------------------------------------------

Investment Management Segment
--------------------------------------------------------------------------------------------------------------------------------
Net operating
income pre-tax                    Q1           Q1            %
(millions)                      2003         2002       Change  Comment
--------------------------------------------------------------------------------------------------------------------------------

Total Investment                $9.1         $7.7        18.2%  Growth driven by gains in real estate and investment
----------------                                                management advisory businesses, offset by lower earnings at
Management                                                      Independence.
----------

Independence                    $0.1         $1.8      (94.4%)  Decrease driven by lower asset management fees due to
Investment                                                      continued market depreciation.

Other Investment                $9.0         $5.9        52.5%  Increase driven by a gain on a commercial mortgage
Management                                                      securitization.

--------------------------------------------------------------------------------------------------------------------------------


                                       5


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Maritime Life Segment
-------------------------------------------------------------------------------------------------------------------------------
Net operating income              Q1           Q1            %
pre-tax (millions)              2003         2002       Change  Comment
-------------------------------------------------------------------------------------------------------------------------------

Total Maritime                 $31.8        $24.2        31.4%  Growth driven by solid profit margins due in part to
---------------                                                 repricing the group health business.

Retail protection              $17.9        $15.0        19.3%  Increase driven by growth in the critical needs product line and improved benefit ratio.

Asset gathering                 $7.8         $5.0        56.0%  Improved expense margins offset lower separate account fees associated with weak market performance.

Group life and health           $7.6         $5.2        46.2%  Growth driven by the impact of pricing increases in the group health line in 2002.

-------------------------------------------------------------------------------------------------------------------------------
Sales (millions)

Retail protection              $11.6        $10.9         6.4%  Strong sales of living benefits products offset decline in traditional life sales.

Asset Gathering               $165.7       $165.0       (1.3%)  Overall weak demand for equity-based products, slightly offset by higher pension sales.

Group Life & Health            $21.3        $37.2      (34.6%)  New sales more than doubled to $16.2 million, but were offset by lower plan extensions, which were unusually high in the first quarter of 2002.

-------------------------------------------------------------------------------------------------------------------------------

Corporate & Other Segment
-------------------------------------------------------------------------------------------------------------------------------
Net operating income             Q1          Q1            %
pre-tax (millions)             2003        2002       Change  Comment
-------------------------------------------------------------------------------------------------------------------------------

Total Corporate             ($42.3)     ($11.8)       (259%)  Decrease driven primarily by higher pension costs, a charge for
---------------                                               outsourcing certain information technology services, lower
& Other                                                       income on partnership investments and capital investments in
--------                                                      business unit growth.

-------------------------------------------------------------------------------------------------------------------------------


                                       6


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      Additional Financial Data

      The following table provides additional financial data:
---------------------------------------------------------------------------------------------------------------------------------
Table 3                                                                           March 31, 2003               March 31, 2002
---------------------------------------------------------------------------------------------------------------------------------
Consolidated net operating income return on equity                                            14.5%                        14.6%
(excluding FAS 115 market adjustment)*

Operating income adjustments                                                                   2.7%                       (4.0)%

Net income return on equity (excluding FAS 115 market adjustment)                             17.2%                        10.6%

Unrealized appreciation (depreciation) on AFS securities                                     (1.6)%                       (0.5)%

Net income return on shareholders equity                                                      15.6%                        10.1%

Shareholders' equity (excluding FAS 115 market adjustment)*                        $6,071.4 million             $5,577.8 million

   Per share                                                                                 $21.01                       $18.86



Unrealized appreciation (depreciation) on AFS securities (net of tax)                $735.4 million               $217.2 million

   Per share                                                                                  $2.55                        $0.74

Shareholders' equity                                                               $6,806.8 million             $5,794.9 million

   Per share                                                                                 $23.52                       $19.60

End of period shares outstanding                                                     288.96 million               295.72 million

Assets under management
     General account                                                                  $70.1 billion                $59.7 billion
     Separate account                                                                 $20.6 billion                $22.8 billion
     Third party                                                                      $39.7 billion                $42.8 billion
---------------------------------------------------------------------------------------------------------------------------------
Total consolidated                                                                   $130.4 billion               $125.3 billion
---------------------------------------------------------------------------------------------------------------------------------
* FAS 115  requires the  adjustment  of available  for sale  securities  to fair market value. Without the FAS 115 adjustment, these assets would be reported at book value. John Hancock management  believes that presentation of balance sheet information without the FAS 115 adjustment,  along with the GAAP basis, provides information that may enhance investors' understanding of the company's financial performance. Many industry  analysts prefer to view this data excluding the FAS 115 adjustment.
---------------------------------------------------------------------------------------------------------------------------------



                                       7



      Forward-looking Statements

     The statements, analyses, and other information contained herein relating to trends in the company's operations and financial results, the markets for the company's products, the future development of the company's business, and the contingencies and uncertainties to which the company may be subject, as well as other statements including words such as "anticipate," "believe," "plan,"
"estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities
Litigation Reform Act of 1995. Such statements are made based upon management's current expectations and beliefs concerning future events and their potential effects on the company.

     Future events and their effects on the company may not be those anticipated by management. John Hancock's actual results may differ materially from the results anticipated in these forward-looking statements. For a discussion of factors that could cause or contribute to such material differences, investors are directed to the risks and uncertainties discussed in our Form 10-K for the year ended December 31, 2002, and other documents filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation, the following: changes in general economic conditions; the performance of financial markets and interest rates; customer responsiveness to existing and new products and distribution channels; competitive and business factors; new tax or other legislation; and government regulation.

     The company specifically disclaims any obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

      Conference Call

     John Hancock will discuss first quarter results during a conference call on Friday, May 2, 2003, at 10:00 a.m. Eastern Time. The conference call will be available live -- and for replay -- at www.jhancock.com/investor.

     The live  call can  also be  accessed  by  telephone  in the U.S.  at (703)
871-3021,  and a  rebroadcast  will be available  through May 9, 2003,  at (703)
925-2533. The replay access code will be 6327616.

     This press release, the company's quarterly financial supplement, and other financial documents may be obtained at www.jhancock.com/investor.

     John Hancock Financial Services, Inc., with $130.4 billion in assets under management, provides a wide range of insurance and investment products and services to individual and institutional customers.

      Contacts

      Media:  Roy Anderson, 617-572-6385; Leslie Uyeda, 617-572-6387
      Investors:  Jean Peters, 617-572-9282; Larry Edelman, 617-572-0521

      Supplemental Financial Information Follows




                                       8
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Consolidated Operating Income Statements

($ millions)
                                                               Three months ended
                                                                    March 31,
                                                              2003            2002
                                                         --------------------------------



Premiums                                                         $833.7           $742.4
Universal life and investment-type
  product fees                                                    202.4            194.4
Net investment income                                           1,029.3            969.9
Net realized investment gains (losses) (1)                          1.5            (0.8)
Investment management revenues/
  commissions/other fees                                          125.1            147.8
Other revenue                                                      73.2             77.0
                                                         --------------------------------
  Total revenues (1)                                            2,265.2          2,130.7


Benefits to policyholders                                       1,357.0          1,232.4
Other operating costs and expenses (2)                            393.7            394.1
Amortization of deferred policy acquisition costs                  79.9             70.3
Dividends to policyholders                                        137.8            145.1
                                                         --------------------------------
  Total benefits and expenses (2)                               1,968.4          1,841.9

Pre-tax operating income                                          296.8            288.8

Income tax                                                         82.7             86.0
                                                         --------------------------------

Operating income                                                 $214.1           $202.8

After-tax adjustments:

     Net realized investment gains(losses) (1)                     39.1           (52.7)

     Severance/other (2)                                              -            (3.6)
                                                         --------------------------------

Net income                                                       $253.2           $146.5
                                                         ================================


(1) Excludes $61.1 million and ($84.9) million of pre-tax realized investment gains (losses) treated as operating income adjustment.
(2) Effective Q1 2003, severance charges are part of segment operating income.
For the Q1 2003 period $6.2 million of pre-tax severance charges were included in operating income in the Corporate & Other segment. For the Q1 2002 period, $3.6 million of after-tax severance charges were included in "Other" as a non-operating income item.



                                       9


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Consolidated Balance Sheet
($ millions)


                                                                    March 31,          December 31,
                                                                       2003                2002
                                                                ---------------------------------------

Assets

Investments
Fixed maturities:
     Held-to-Maturity - at amortized costs
     (fair value: 2003 - $1,683.9; 2002 - $1,781.8)                       $1,653.7            $1,732.2
     Available-for-sale - at fair value
     (cost: 2003 - $46,954.4; 2002 - $44,755.0)                           48,570.9            45,847.3
     Trading securities - at fair value
     (cost: 2003 - $20.5; 2002 - $18.9)                                       20.1                18.9
Equity securities:
     Available-for-sale - at fair value
     (cost: 2003 - $618.0; 2002 - $627.7)                                    707.8               672.3
     Trading securities - at fair value
     (cost: 2003 - $337.0; 2002 - $287.5)                                    296.7               296.3
Mortgage loans on real estate                                             12,047.2            11,805.7
Real estate, net of accumulated depreciation                                 328.8               318.6
Policy loans                                                               2,107.1             2,097.2
Short-term investments                                                       263.7               211.2
Other invested assets                                                      2,666.2             2,937.8
                                                                ---------------------------------------
     Total Investments                                                    68,662.2            65,937.5

Cash and cash equivalents                                                  2,319.7             1,190.6
Accrued investment income                                                    773.1               785.9
Premiums and accounts receivable                                             236.5               217.1
Deferred policy acquisition costs                                          4,083.6             3,996.3
Reinsurance recoverable                                                    1,647.9             1,777.2
Other assets                                                               3,217.0             3,132.2
Separate accounts assets                                                  20,606.6            20,827.3
                                                                ---------------------------------------

     Total Assets                                                       $101,546.6           $97,864.1
                                                                =======================================


                                       10


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Consolidated Balance Sheet--continued
($ millions)

                                                                                            March 31,         December 31,
                                                                                              2003                2002
                                                                                       ---------------------------------------

Liabilities and Shareholders' Equity

Liabilities
Future policy benefits                                                                        $41,413.7             $39,657.0
Policyholders' funds                                                                           23,085.0              23,054.4
Consumer Notes                                                                                    492.0                 290.2
Unearned revenue                                                                                  966.9                 895.8
Unpaid claims and claim expense reserves                                                          218.5                 205.6
Dividends payable to policyholders                                                                579.2                 585.7
Short-term debt                                                                                   347.4                 348.9
Long-term debt                                                                                  1,475.8               1,450.3
Income taxes                                                                                    1,352.4               1,096.8
Other liabilities                                                                               4,053.3               3,078.3
Separate accounts liabilities                                                                  20,606.6              20,827.3
                                                                                       ---------------------------------------

     Total Liabilities                                                                         94,590.8              91,490.3

Minority Interest                                                                                 160.5                 162.7

Shareholders' Equity

Common stock, $.01 par value; 2.0 billion shares authorized;
     318.9 million and 317.5 million shares issued, respectively                                    3.2                   3.2
Additional paid in capital                                                                      5,141.6               5,127.9
Retained earnings                                                                               1,867.2               1,614.0
Unrealized appreciation on AFS securities                                                         735.4                 458.3
Foreign currency translation adjustment                                                          (23.2)                (67.5)
Additional pension liability                                                                     (60.6)                (62.1)
Cash flow hedges                                                                                  200.5                 194.5
Treasury stock, at cost (29.9 million and 29.5 million
     shares, respectively)                                                                    (1,068.8)             (1,057.2)
                                                                                       ---------------------------------------

     Total Shareholders' Equity                                                                 6,795.3               6,211.1
                                                                                       ---------------------------------------

     Total Liabilities and Shareholders' Equity                                              $101,546.6             $97,864.1
                                                                                       =======================================


                                       11




Consolidated Statements of Changes in Stockholders' Equity
and Comprehensive Income
($ millions)
                                                                                                        Accum.
                                                                Add'l                                   Other
                                                  Common       Paid in      Retained      Treasury      Comp.          Total
                                                   Stock       Capital      Earnings       Stock        Income        Equity
                                                ----------------------------------------------------------------------------------

Balance at January 1, 2002                             $3.2      $5,099.3     $1,206.7      $(672.2)      $228.0         $5,865.0

Additional paid in capital                                           10.1                                                    10.1

Treasury stock acquired                                                                      (105.2)                      (105.2)

Comprehensive income:
  Net income                                                                     146.5                                      146.5
  Other comprehensive income,
    net of tax:
  Net unrealized gains (losses)                                                                          (110.2)          (110.2)
  Foreign currency translation adjustment                                                                  (0.6)            (0.6)
  Minimum pension liability                                                                                  1.2              1.2
  Cash flow hedges                                                                                        (11.9)           (11.9)
                                                                                                                  ----------------
Comprehensive income                                                                                                         25.0

                                                ----------------------------------------------------------------------------------
Balance at March 31, 2002                              $3.2      $5,109.4     $1,353.2      $(777.4)      $106.5         $5,794.9
                                                ==================================================================================


Balance at January 1, 2003                             $3.2      $5,127.9     $1,614.0    $(1,057.2)      $523.2         $6,211.1

Additional paid in capital                                           13.7                                                    13.7

Treasury stock acquired                                                                       (11.6)                       (11.6)

Comprehensive income:
  Net income                                                                     253.2                                      253.2
  Other comprehensive income,
     net of tax:
  Net unrealized gains (losses)                                                                            277.1            277.1
  Foreign currency translation adjustment                                                                   44.3             44.3
  Minimum pension liability                                                                                  1.5              1.5
  Cash flow hedges                                                                                           6.0              6.0
                                                                                                                  ----------------
Comprehensive income                                                                                                        582.1

                                                ----------------------------------------------------------------------------------
Balance at March 31, 2003                              $3.2      $5,141.6     $1,867.2    $(1,068.8)      $852.1         $6,795.3
                                                ==================================================================================


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